MASTER SERVICER COMPLIANCE STATEMENT
§1123 of REGULATION AB

I, Jay Jones Jr. and Michele Olds, the undersigned, duly authorized officers of Nationstar Mortgage LLC dba Mr. Cooper Master Servicing (“MCMS”), a wholly-owned subsidiary of Mr. Cooper Group Inc. or the “Master Servicer”, do certify the following for the year ending December 31, 2022:

1.
A review of the Master Servicing Platform activities as of December 31, 2022 and for the Reporting Period of its performance under paragraph (d) of Item 1122 of Regulation AB set forth in Appendix A has been made under my supervision.
2.
To the best of my knowledge, based on such review, the Master Servicer has fulfilled all of its obligations as set forth in Appendix A in all material aspects throughout such reporting period.

March 10, 2023

Nationstar Mortgage LLC

dba Mr. Cooper Master Servicing

By: /s/ Jay Jones Jr.

Name: Jay Jones Jr.

Title: Executive Vice President, Servicing

By: /s/ Michele Olds

Name: Michele Olds

Title: Senior Vice President, Master Servicing

APPENDIX A

Mr. Cooper Master Servicing, a DBA of Nationstar Mortgage LLC

SERVICING CRITERIA		APPLICABLE SERVICING CRITERIA		INAPPLICABLE SERVICING CRITERIA
Reference	Criteria	Performed by Nationstar (dba Mr. Cooper Master Servicing)	Performed by Vendor(s) for which Nationstar (dba Mr. Cooper Master Servicing) is the Responsible Party	Performed by Sub- servicer(s) or Vendor(s) for which Nationstar (dba Mr. Cooper Master Servicing) is NOT the Responsible Party	NOT Performed by Nationstar (dba Mr. Cooper Master Servicing) or by Sub- servicer or Vendor(s) retained by Nationstar
General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	X
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.				X
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a backup servicer for the pool assets are maintained.				X
1122(d)(1)(iv)

A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.

X
1122(d)(1)(v)	Aggregation of information, as applicable, is mathematically accurate and the information conveyed accurately reflects the information.	X
Cash Collection and Administration
1122(d)(2)(i)

Payments on pool assets are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.

X
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	X
1122(d)(2)(iii)

Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.

X

1122(d)(2)(iv)

The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.

X
1122(d)(2)(v)

Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.

X
1122(d)(2)(vi)	Unissued checks are safeguarded to prevent unauthorized. access.		X

SERVICING CRITERIA		APPLICABLE SERVICING CRITERIA		INAPPLICABLE SERVICING CRITERIA
Reference	Criteria	Performed by Nationstar (dba Mr. Cooper Master Servicing)	Performed by Vendor(s) for which Nationstar (dba Mr. Cooper Master Servicing) is the Responsible Party	Performed by Sub- servicer(s) or Vendor(s) for which Nationstar (dba Mr. Cooper Master Servicing) is NOT the Responsible Party	NOT Performed by Nationstar (dba Mr. Cooper Master Servicing) or by Sub- servicer or Vendor(s) retained by Nationstar
1122(d)(2)(vii)

Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.

X
Investor Remittances and Reporting
1122(d)(3)(i)

Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of mortgage loans serviced by the Servicer.

		X1			X2
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	X1
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.	X1
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	X1
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on pool assets is maintained as required by the transaction agreements or related pool assets documents.				X
1122(d)(4)(ii)	Pool assets and related documents are safeguarded as required by the transaction agreements				X
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.				X

1 MCMS defines “investors” as parties to whom MCMS reports and remits to under the applicable transaction agreements.

2 MCMS is not responsible for the activity described in sub-criterion (c) of the criterion 1122(d)(3)(i) regarding reports filed with the Commission; therefore, no assessment of compliance is necessary.

Mr. Cooper Master Servicing, a DBA of Nationstar Mortgage LLC

Mr. Cooper Master Servicing, a DBA of Nationstar Mortgage LLC

SERVICING CRITERIA		APPLICABLE SERVICING CRITERIA		INAPPLICABLE SERVICING CRITERIA
Reference	Criteria	Performed by Nationstar (dba Mr. Cooper Master Servicing)	Performed by Vendor(s) for which Nationstar (dba Mr. Cooper Master Servicing) is the Responsible Party	Performed by Sub- servicer(s) or Vendor(s) for which Nationstar (dba Mr. Cooper Master Servicing) is NOT the Responsible Party	NOT Performed by Nationstar (dba Mr. Cooper Master Servicing) or by Sub- servicer or Vendor(s) retained by Nationstar
1122(d)(4)(iv)

Payments on pool assets, including any payoffs, made in accordance with the related pool asset documents are posted to the applicable servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related pool asset documents.

X
1122(d)(4)(v)	Servicer’s records regarding the pool assets agree with the Servicer’s record’s with respect to an obligor’s unpaid principal balance.				X
1122(d)(4)(vi)

Changes with respect to the terms or status of an obligor’s pool asset (e.g., loan modifications or re-aging's) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.

X
1122(d)(4)(vii)

Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.

X
1122(d)(4)(viii)

Records documenting collection efforts are maintained during the period a pool asset is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent pool assets including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).

X
1122(d)(4)(ix)	Adjustments to interest rates or rates of return for pool assets with variable rates are computed based on the related pool assets documents.				X

1122(d)(4)(x)

Regarding any funds held in trust for an obligor (such as escrow accounts): (A) Such funds are analyzed, in accordance with the obligor's pool asset documents, on at least an annual basis, or such other period specified in the transaction agreements;

(B)
Interest on such funds is paid, or credited, to obligors in accordance with applicable pool asset documents and state laws; and
(C)
Such funds are returned to the obligor within 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.
X
1122(d)(4)(xi)

Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.

X

SERVICING CRITERIA		APPLICABLE SERVICING CRITERIA		INAPPLICABLE SERVICING CRITERIA
Reference	Criteria	Performed by Nationstar (dba Mr. Cooper Master Servicing)	Performed by Vendor(s) for which Nationstar (dba Mr. Cooper Master Servicing) is the Responsible Party	Performed by Sub- servicer(s) or Vendor(s) for which Nationstar (dba Mr. Cooper Master Servicing) is NOT the Responsible	NOT Performed by Nationstar (dba Mr. Cooper Master Servicing) or by Sub- servicer or Vendor(s) retained by Nationstar
1122(d)(4)(xii)

Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the Servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.

X
1122(d)(4)(xiii)

Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the Servicer, or such other number of days specified in the transaction agreements.

X
1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.				X
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.				X

APPENDIX B

Mr. Cooper Master Servicing, a DBA of Nationstar Mortgage LLC

Deal Name

ARROYO 2019-1	GFMT 2019-1	LXS 2006-15	RALI 2006-QO5	SARM 2007-5	SEMT 2020-3
ARROYO 2019-2	GFMT 2019-2	LXS 2006-16N	RALI 2006-QO6	SARM 2007-6	SEMT 2020-4
ARROYO 2019-3	GFMT 2019-H1	LXS 2006-17	RALI 2006-QO7	SARM 2007-7	SEMT 2020-5
ARROYO 2020-1	GFMT 2020-H1	LXS 2006-18N	RALI 2006-QO8	SARM 2007-8	SEMT 2020-MC1
ARROYO 2021-1R	GPMF 2006-AR4	LXS 2006-19	RALI 2006-QO9	SARM 2007-9	SEMT 2021-1
BNC 2006-1	GPMF 2006-AR5	LXS 2006-20	RALI 2007-QH1	SARM 2008-1	SEMT 2021-2
BNC 2006-2	GPMF 2006-AR6	LXS 2006-2N	RALI 2007-QH2	SARM 2008-2	SEMT 2021-3
BNCMT 2007-1	GPMF 2006-AR7	LXS 2006-3	RALI 2007-QH3	SAS 2006-3H	SEMT 2021-4
BNCMT 2007-2	GPMF 2006-AR8	LXS 2006-4N	RALI 2007-QH4	SAS 2006-AM1	SEMT 2021-5
BNCMT 2007-3	GPMF 2007-AR1	LXS 2006-5	RALI 2007-QH5	SAS 2006-BC1	SEMT 2021-6
BNCMT 2007-4	GPMF 2007-AR2	LXS 2006-7	RALI 2007-QH6	SAS 2006-BC6	SEMT 2021-7
CSMC 2012-9	GPMF 2007-AR3	LXS 2006-8	RALI 2007-QH7	SAS 2006-NC1	SEMT 2021-8
CSMC 2019-AFC1	HAWT 2021-INV1	LXS 2006-9	RALI 2007-QH8	SAS 2006-OPT1	SEMT 2021-9
CSMC 2019-NQM1	HAWT 2021-INV2	LXS 2006-GP1	RALI 2007-QH9	SAS 2006-S1	SGRMT 2019-3
CSMC 2020-AFC1	HAWT 2021-INV3	LXS 2006-GP2	RALI 2007-QO1	SAS 2006-S2	SGRMT 2020-2
CSMC 2020-NQM1	LMT 2006-1	LXS 2006-GP3	RALI 2007-QO2	SAS 2006-S3	SGRMT 2021-1
CSMC 2020-SPT1	LMT 2006-2	LXS 2006-GP4	RALI 2007-QO3	SAS 2006-S4	SGRMT 2021-2
CSMC 2021-AFC1	LMT 2006-3	LXS 2007-1	RALI 2007-QO4	SAS 2006-WF1	TBMLT 2018-3
CSMC 2021-INV1	LMT 2006-4	LXS 2007-10H	RALI 2007-QO5	SAS 2006-WF2	WIN 2015-A
CSMC 2021-INV2	LMT 2006-5	LXS 2007-11	SAIL 2006-1	SAS 2006-WF3	ARROYO 2022-1
CSMC 2021-NQM1	LMT 2006-6	LXS 2007-12N	SAIL 2006-2	SAS 2007-BC1	ARROYO 2022-2
CSMC 2021-NQM2	LMT 2006-7	LXS 2007-14H	SAIL 2006-4	SAS 2007-BC2	BAFC 2006-5
CSMC 2021-NQM3	LMT 2006-8	LXS 2007-15N	SAIL 2006-BNC1	SAS 2007-BC3	BAFC 2006-6
CSMC 2021-NQM4	LMT 2006-9	LXS 2007-16N	SAIL 2006-BNC2	SAS 2007-BC4	BAFC 2007-6
CSMC 2021-NQM5	LMT 2007-1	LXS 2007-18N	SAIL 2006-BNC	SAS 2007-BNC1	CMLTI 2006-4
CSMC 2021-NQM6	LMT 2007-10	LXS 2007-20N	SARM 2006-1	SAS 2007-EQ1	CMLTI 2006-AR1
CSMC 2021-NQM7	LMT 2007-2	LXS 2007-2N	SARM 2006-10	SAS 2007-OSI	CMLTI 2006-AR2
CSMC 2021-NQM8	LMT 2007-3	LXS 2007-3	SARM 2006-11	SAS 2007-WF1	CMLTI 2006-AR3
DRMT 2020-1	LMT 2007-4	LXS 2007-4N	SARM 2006-12	SAS 2007-WF2	CMLTI 2006-AR5
DRMT 2020-2	LMT 2007-5	LXS 2007-6	SARM 2006-2	SEMT 2018-7	CMLTI 2006-AR6
FFMLT 2006-FF10	LMT 2007-6	LXS 2007-7N	SARM 2006-3	SEMT 2018-8	CMLTI 2006-AR7
FFMLT 2006-FF12	LMT 2007-7	LXS 2007-8H	SARM 2006-4	SEMT 2018-CH4	CMLTI 2006-AR9
FFMLT 2006-FF14	LMT 2007-8	LXS 2007-9	SARM 2006-5	SEMT 2019-2	CMLTI 2007-10
FFMLT 2006-FF15	LMT 2007-9	PRKCM 2021- AFC1	SARM 2006-7	SEMT 2019-3	CMLTI 2007-2
FFMLT 2006-FF17	LMT 2008-2	PRKCM 2021- AFC2	SARM 2006-8	SEMT 2019-4	CMLTI 2007-6
FFMLT 2006-FF2	LMT 2008-6	RALI 2006-QH1	SARM 2006-9	SEMT 2019-5	CMLTI 2007-AR1
FFMLT 2006-FFA	LXS 2006-10N	RALI 2006-QO1	SARM 2007-1	SEMT 2019-CH1	CMLTI 2007-AR4
FFMLT 2006-FFB	LXS 2006-11	RALI 2006-QO10	SARM 2007-10	SEMT 2019-CH2	CMLTI 2007-AR5
FHLBNY	LXS 2006-12N	RALI 2006-QO2	SARM 2007-11	SEMT 2019-CH3	CMLTI 2007-AR7
GFMT 2018-1	LXS 2006-13	RALI 2006-QO3	SARM 2007-3	SEMT 2020-1	CMLTI 2007-AR8
GFMT 2018-2	LXS 2006-14N	RALI 2006-QO4	SARM 2007-4	SEMT 2020-2	CSMC 2022-ATH1

Mr. Cooper Master Servicing, a DBA of Nationstar Mortgage LLCDeal Name

Mr. Cooper Master Servicing, a DBA of Nationstar Mortgage LLC

CSMC 2022-ATH2	SEMT 2018-4
CSMC 2022-ATH3	SEMT 2018-5
CSMC 2022-NQM1	SEMT 2018-6
CSMC 2022-NQM2	SEMT 2018-CH1
CSMC 2022-NQM3	SEMT 2018-CH2
CSMC 2022-NQM4	SEMT 2018-CH3
CSMC 2022-NQM5	SEMT 2022-1
HALO 2006-2	SGRMT 2022-1
HALO 2007-1	SGRMT 2022-2
HALO 2007-AR1	SOFI 2016-1
HALO 2007-WF1
HASCO 2006-HE2
HASCO 2007-OPT1
PRKCM 2022-AFC1
PRKCM 2022-AFC2
SEMT 2013-10
SEMT 2013-11
SEMT 2013-8
SEMT 2013-9
SEMT 2014-1
SEMT 2014-4
SEMT 2015-1
SEMT 2015-2
SEMT 2015-3
SEMT 2015-4
SEMT 2016-1
SEMT 2016-2
SEMT 2016-3
SEMT 2017-1
SEMT 2017-2
SEMT 2017-3
SEMT 2017-4
SEMT 2017-5
SEMT 2017-6
SEMT 2017-7
SEMT 2017-CH1
SEMT 2017-CH2

SEMT 2018-1
SEMT 2018-2
SEMT 2018-3